UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

AvidXchange Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40898	86-3391192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 AvidXchange Lane
Charlotte, North Carolina		28206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 560-9305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

John C. (“Hans”) Morris and Nigel Morris (no relation) resigned from the Board of Directors (the “Board”) of AvidXchange Holdings, Inc. (the “Company”) at the Board meeting held on December 15, 2022. Hans Morris served as a member of the Audit Committee and as Chair of the Risk Management Committee of the Board. The resignations of Hans Morris and Nigel Morris, as Class II directors of the Company, are not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Election of Directors

Asif Ramji and Sonali Sambhus were elected by the Board to serve as Class II directors of the Company effective upon the resignations of Hans Morris and Nigel Morris. As Class II directors, each of Mr. Ramji’s and Ms. Sambhus’ term as a director will expire at the annual meeting of the Company’s stockholders to be held in 2023.

The Board has determined that Mr. Ramji and Ms. Sambhus both qualify as independent directors under the listing standards of the Nasdaq Global Select Market. There are no family relationships between Mr. Ramji or Ms. Sambhus and any other director or executive officer of the Company. There is no arrangement or understanding between either Mr. Ramji or Ms. Sambhus and any other person pursuant to which either Mr. Ramji or Ms. Sambhus was selected as a director. Since January 1, 2022, the Company has not been a participant in any transaction with Mr. Ramji or Ms. Sambhus in which the amount involved exceeded or will exceed $120,000, and in which Mr. Ramji or Ms. Sambhus, or any member of the immediate family of either foregoing person, had or will have a direct or indirect material interest.

Mr. Ramji has been appointed to serve on the Company’s Risk Management Committee and the Company’s Human Capital and Compensation Committee, and Ms. Sambhus has been appointed to serve on the Company’s Audit Committee and the Company’s Human Capital and Compensation Committee. Mr. Ramji and Ms. Sambhus will both participate in our non-employee director compensation program, which currently consists of an annual cash retainer, annual grant of restricted stock units, and committee fees. Mr. Ramji and Ms. Sambhus will both enter into the Company’s standard form of indemnification agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 1, 2021 (File No. 333-259632).

Mr. Ramji is the Founder and Chief Executive Officer at Venture Worx (a private advisory and investment firm) and previously served as the Chief Growth Officer and Chief Product Officer at FIS (NYSE: FIS). Prior to joining FIS, he led teams in an executive capacity at Worldpay (NYSE: WP), Vantiv (NYSE: VNTV), and Paymetric. Mr. Ramji currently serves on the board of directors of Cartica Acquisition Corporation, Aurora Payment Solutions, Trevipay, HungerRush, TeamSnap, Blankfactor, Global Claims Service and has served on the board of directors of State Bank and Trust from November 2017 to December 2018, Paymetric from October 2011 to May 2017, Patientco from October 2020 to August 2021, Stax from October 2015 to December 2017 and GiveWorx from February 2018 to June 2022. Mr. Ramji sits on several charitable and civic boards of directors, including Children’s Healthcare of Atlanta Foundation and the Woodruff Alliance Theater. He was a 2017 National EY Entrepreneur of the Year for Financial Services award winner. Mr. Ramji has over 20 years of leadership experience in investing in, operating, and scaling companies. He attended Simon Fraser University as well as holds executive certifications in Managing Teams for Innovation & Success and Strategic Negotiation from Stanford University Graduate School of Business and Harvard Business School, respectively. We believe Mr. Ramji is qualified to serve on the Board due to his extensive fintech payment solutions experience as well as his experience in operating and scaling companies.

Ms. Sambhus served as head of the Developer & ML (machine learning) Platform at Block, Inc. (formerly Square, NYSE: SQ) from April 2019 to November 2022 and previously served on the Board of Directors at CommonBond.co, a fintech lending company, from April 2021 to July 2022. She has over 20 years of experience in spearheading technology strategies and innovations across diverse industries. Previously, she held executive roles at relator.com (Nasdaq: NWSA) and Vuclip, Inc. (acquired by PCCW Limited, OTCMKTS: PCCWY). Sonali was also the co-founder of 10jumps Inc., which was acquired by Saggezza Inc. Before 10jumps, she spent more than a decade at Cisco Systems, where she was a founding member of Cisco’s collaboration business. Ms. Sambhus received her M.S. in Computer Engineering from Rutgers University in 1999 and has earned a graduate certificate from The George Washington University School of Business. She was recognized as one of the “Top 50 Women in 2020” by The Top 100 Magazine and holds a Fintech Frameworks certification from the University of California, Berkeley. We believe Ms. Sambhus is qualified to serve on the Board due to her technological experience in engineering and product development.

Item 7.01 Regulation FD Disclosure.

On December 19, 2022, the Company issued a press release announcing the events described above. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 19, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvidXchange Holdings, Inc.

Date:	December 19, 2022	By:	/s/ Ryan Stahl
Ryan Stahl General Counsel, Senior Vice President and Secretary